Exhibit 99(B)

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Millions)	May 3 2003	,	August 2 2003	,	November 1 2003	,	January 31 2004	,
	(unaudited)		(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$444		$421		$487		$708
Accounts receivable, net	4,157		4,289		4,293		4,621
Inventory	4,042		4,095		5,214		4,531
Other current assets	1,221		1,157		1,050		1,000
Current assets of discontinued operations	2,136		2,020		2,248		2,092
Total current assets	12,000		11,982		13,292		12,952

Property and equipment, net	13,918		14,444		14,822		15,153
Other non-current assets	1,390		1,331		1,392		1,377
Noncurrent assets of discontinued operations	1,871		1,886		1,926		1,934
Total assets	$29,179		$29,643		$31,432		$31,416

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Accounts payable	$3,828		$3,957		$4,631		$4,956
Current portion of long-term debt and notes payable	709		763		1,471		863
Other	1,364		1,401		1,463		1,670
Current liabilities of discontinued operations	894		831		1,016		825
Total current liabilities	6,795		6,952		8,581		8,314

Long-term debt	11,052		11,024		10,940		10,155
Deferred income taxes	442		442		442		632
Other non-current liabilities	814		861		885		917
Noncurrent liabilities of discontinued operations	257		256		250		266
Shareholders’ investment	9,819		10,108		10,334		11,132
Total liabilities and shareholders’ investment	$29,179		$29,643		$31,432		$31,416

Common shares outstanding	910.8		910.9		911.5		911.8